Exhibit 99.1

TIGERLOGIC CORPORATION ANNOUNCES CLOSING OF SALE OF POSTANO BUSINESS

PORTLAND, OR. — April 1, 2016

TigerLogic Corporation (OTCQX: TIGR) today announced that on March 31, 2016 it closed the sale of its Postano business to Sprinklr, Inc., the world’s most complete enterprise social technology company.

Postano, a leading social visualization platform, enables brands to find, curate, and analyze the best social fan content and publish it as stunning visualizations across web, mobile, and live screen displays for industries such as sports, retail, and events. Postano’s technology is expected to enhance Sprinklr’s Command Center and other display capabilities, allowing brands to better interpret and share data across their organization, while also giving them greater creativity and scale in the execution of visual experiences online and offline.

As previously announced, TigerLogic is also pursuing the sale of its assets associated with its Omnis rapid application development software business, and intends to consummate such a sale as soon as possible. Although no definitive agreement has been reached, the Company remains in negotiations with an unaffiliated third party regarding the potential sale of the Omnis business and has engaged a financial advisor to assist it in identifying and engaging other potential purchasers. Once the sale of the Omnis business is complete, the Company plans to file a certificate of dissolution with the Secretary of State for the State of Delaware, and to proceed to wind up its business and liquidate its assets to stockholders. No specific timeframe for the completion of these actions has been established, and the record date for any such distribution has not been determined.

About TigerLogic Corporation
TigerLogic Corporation (OTCQX: TIGR) is a global provider in engagement solutions. For more information about TigerLogic and its products visit http://www.tigerlogic.com.

D.A. Davidson & Co. served as the exclusive financial advisor to TigerLogic Corporation in its sale of the Postano business.

About Postano
Postano is a real-time, visual marketing platform that finds and curates the best social fan content and publishes that content as stunning visualizations across web, mobile and live screen displays for industries such as sports, retail, events and beyond. The platform helps customers engage and strengthen their social channels, including on Facebook, Twitter, Instagram, Vine, Tumblr, Vimeo, Google+, Flickr, Foursquare, Youtube, Weibo and RSS feeds. Postano, which is TigerLogic Corporation’s flagship product, is based in Portland, Ore. For more information about Postano, visit www.postano.com.

About Sprinklr

Sprinklr is the world’s most complete enterprise social technology, purpose-built for large companies to drive business outcomes and manage customer experiences across all touch points. Sprinklr’s fully integrated social experience management software powers more than four billion social connections across 77 countries. Headquartered in New York City with more than 1,000 employees globally, Sprinklr is revolutionizing customer engagement for more than 1,000 of Fortune’s top enterprise brands, including IHG, Intel, Microsoft, Samsung, and Virgin America, and partners like Deloitte Digital, Accenture, Havas, and Razorfish. For more information, visit sprinklr.com or tweet us at @sprinklr.

Except for the historical statements contained herein, the foregoing release may contain forward-looking information, including statements about TigerLogic’s plans for the sale of its Omnis business, the winding up and ultimate dissolution of the Company, and the distribution of assets to stockholders.  Any forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of TigerLogic’s strategic alternatives process, the ability to complete the sale of the Omnis business on reasonable terms, or at all, the costs to wind up the affairs of the Company, and other risks and uncertainties.  Please consult the various reports and documents filed by TigerLogic with the U.S. Securities and Exchange Commission, including but not limited to TigerLogic’s most recent reports on Form 10-K and Form 10-Q, for factors potentially affecting its future results. All forward-looking statements are made as of the date hereof and TigerLogic disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

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TigerLogic and Omnis are trademarks of TigerLogic Corporation.  All other trademarks and registered trademarks are properties of their respective owners.

Contacts:

TigerLogic Corporation

Roger Rowe, 503 488-6988

roger.rowe@tigerlogic.com

Sprinklr, Inc.

Julia Bass, 917 445-3423

jbass@sprinklr.com